UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2011
Commission File Number: 0-7914

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1900 Denver, Colorado	80202-3619
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On November 9, 2011, Earthstone Energy, Inc. (“Earthstone” of the “Company”) participated in an oil and gas property auction sponsored and conducted by the Oil & Gas Asset Clearinghouse (“Clearinghouse”) in Houston, Texas (the “Auction”).  At the Auction, the Company offered for sale and purchase, in two separate lots, substantially all of its working interest and overriding royalty interest in both operated and non-operated wells on, and associated with, the Antenna-Federal property located in the Denver-Julesburg Basin of Colorado.  The Antenna-Federal property is a single, 640 acre section in the Wattenberg Field, with Earthstone having interests in 38 producing natural gas wells.  While the Antenna-Federal property was initially placed in production in 1988, the newest wells were completed this year.  The Antenna-Federal property represents substantially all of Earthstone’s oil and gas properties located in Colorado.  While its interests in the 38 wells are profitable, they are considered non-core properties by Earthstone, given its focus on other areas, primarily the Williston Basin of Montana and North Dakota.

Earthstone’s interests offered for sale at the Auction consisted of between 15% and 60% working interest in 25 producing gas wells and overriding royalty interests in 13 producing gas wells.   At the Auction, bidding on the properties did not meet the minimum amount set by Earthstone.  However, subsequent to the Auction, on-going negotiations were conducted with several of the high bidders through the Clearinghouse.  Such negotiations resulted in Earthstone agreeing to an acceptable sale price on November 18, 2011.  Accordingly, subject to completion of final title review by the purchaser, the Company has sold substantially all of its working and overriding royalty interests in the Antenna-Federal property to a single, private, unrelated third party, and will receive within approximately thirty days, an aggregate purchase price of $6.25 million.  After deductions for commissions, marketing costs and required payment to participants of the Oil and Gas Incentive Compensation Plan, it is contemplated that the Company will have available net sale proceeds of approximately $5.85 million.

Earthstone expects that the cash generated from the Auction sale will be used in the foreseeable future to enhance and increase its activities in more strategic, potentially high-impact areas, especially the Williston Basin.

Item 7.01.   Regulation FD Disclosure.

On November 18, 2011, Earthstone issued a press release announcing the sale of its interests in the Colorado Antenna-Federal property. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

The following is furnished as an exhibit to this report:

Exhibit No.	Description

99.1	Earthstone Energy, Inc. Press Release dated November 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EARTHSTONE ENERGY, INC.
(Registrant)

Date:  November 21, 2011
By:       /s/ Ray Singleton
Ray Singleton, President and Chief Executive Officer